UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2023

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Gateway Boulevard Newark, CA (Address of Principal Executive Offices)	94560 (Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 22 and 23, 2021, Churchill Capital Corp. IV (“CCIV”), the predecessor to Lucid Group, Inc. (the “Company”), held a special meeting of stockholders (the “CCIV Special Meeting”) to approve certain matters relating to the business combination between CCIV and Atieva, Inc., d/b/a Lucid Motors. One of these matters was a proposal to increase the total number of authorized shares of CCIV’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), from 400,000,000 shares to 15,000,000,000 shares (the “Share Authorization Proposal”). The Share Authorization Proposal was approved by a majority of the shares of Class A and Class B common stock of CCIV, voting together as a single class, that were outstanding as of the record date for the CCIV Special Meeting. After the CCIV Special Meeting, CCIV and Atieva, Inc. closed the business combination, and CCIV changed its name to Lucid Group, Inc.

As of September 30, 2022, and giving effect to shares issued pursuant to equity financings in the fourth quarter of 2022, the Company had 1,822,063,351 shares of Class A common stock issued and outstanding, as well as a significant number of additional shares of Class A common stock issuable upon conversion, exercise, or settlement of outstanding convertible notes, private placement warrants, stock options, and restricted stock units.

A recent ruling by the Court of Chancery introduces uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the Share Authorization Proposal to be approved by a separate vote of the majority of CCIV’s then-outstanding shares of Class A common stock.

To date, no stockholder has given the Company notice of any allegations that the Company’s shares are unauthorized. However, to resolve potential uncertainty with respect to the Company’s capital structure, the Company has filed a petition in the Court of Chancery under Section 205 of the DGCL to seek validation of the Share Authorization Proposal and the shares issued thereunder. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on the Company’s ability to complete equity financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. This uncertainty could impair the Company’s ability to execute its business plan, attract and retain employees, management and directors and adversely affect its commercial relationships.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements.

In particular, no assurances can be made regarding the outcome or the timing of the Section 205 proceeding. If the Company is unsuccessful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization could limit its ability to complete equity financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. As described above, this uncertainty could have a material adverse effect on the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2023	Lucid Group, Inc.

	By:	/s/ Sherry House
Sherry House Chief Financial Officer